UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 6, 2007

INFOCROSSING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-20824 (Commission File Number)	13-3252333 (IRS Employer Identification No.)

2 Christie Heights Street, Leonia, New Jersey (Address of Principal Executive Offices)	07605 (Zip Code)

(201) 840-4700
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A. 2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Agreement and Plan of Merger

On August 6, 2007, Infocrossing, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (as it may be amended and supplemented from time to time, the “Merger Agreement”) with Wipro Limited, a corporation organized under the laws of India (“Parent”) and Roxy Acquisition Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”).

Under the terms of the Merger Agreement, Merger Sub will commence a tender offer (the “Tender Offer”) to purchase all of the Company’s outstanding shares of common stock, par value $0.01 per share (the “Shares”), for $18.70 per Share, net to the holder thereof in cash (the “Offer Price”). The Tender Offer will be conditioned upon, among other things, the following: (i) the tender of one share more than a majority of the number of Shares based on the number of Shares and options then-outstanding on a fully-diluted basis, (ii) the absence of certain legal impediments to consummation of the Tender Offer and (iii) the expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The Merger Agreement also provides that following completion of the Tender Offer, the parties will complete a second-step merger (the “Merger”), pursuant to which Merger Sub will merge with and into the Company, with the Company as the surviving corporation, and all remaining Shares will be cancelled and converted into $18.70 per Share, without interest. Consummation of the Merger is subject to conditions including the expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and stockholder approval, if such approval is required.

The parties have agreed that if, following completion of the Tender Offer, Parent or any direct or indirect subsidiary of Parent, own at least 90% of the outstanding Shares, pursuant to the Offer or otherwise, the Merger will be completed without a meeting of the Company's stockholders pursuant to Delaware’s “short-form” merger statute.

In the Merger Agreement, the Company also granted Parent and Merger Sub, subject to certain conditions and limitations, an irrevocable option, to be exercised after completion of the Tender Offer, to acquire a number of Shares that, when added to the number of Shares owned, directly or indirectly, by Parent or Merger Sub at the time of the exercise of the option, constitutes one thousand Shares more than 90% of the number of Shares that will be outstanding after giving effect to the exercise of the option, at a price per Share equal to the Offer Price (the “Top-Up Option”). The obligation of the Company to deliver the Shares underlying the Top-Up Option upon the exercise of the Top-Up Option is subject to the following conditions: (i) the absence of certain legal impediments to the exercise the Top-Up Option, (ii) on exercise of the Top-Up Option, the number of Shares owned by Parent or Merger Sub or any wholly-owned subsidiary of Parent constituting one thousand Shares more than 90% of the number of Shares that will be outstanding immediately after the issuance of the Top-Up Option Shares, and (iii) Merger Sub having accepted for payment all Shares validly tendered in the Offer and not withdrawn. The Top-Up Option is intended to expedite the timing of the completion of the Merger by permitting the Merger to occur pursuant to Delaware’s short-form merger statute at a time when the approval of the Merger at a meeting of the Company’s stockholders would be assured because of Parent’s and Merger Sub’s ownership of a majority of Shares following completion of the Tender Offer.

The Merger Agreement contains certain termination rights for both the Company and Parent and provides that, if the Merger Agreement is terminated under specified circumstances, the Company may be required to pay Parent a termination fee of $17.3 million and may also be required to reimburse Parent up to $1 million in expenses.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement attached as Exhibit 2.1, which is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the Company in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, Parent and Merger Sub, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, Parent or Merger Sub.

Tender and Voting Agreement

In connection with the execution of the Merger Agreement, each of Zach Lonstein, Chairman and Chief Executive Officer of the Company, and Robert Wallach, President and Chief Operating Officer of the Company, entered into a Tender and Voting Agreement, dated as of August 6, 2007 (the “Tender Agreement”), with Parent and Merger Sub, pursuant to which, among other things, Mr. Lonstein and Mr. Wallach agreed to vote in favor of the adoption of the Merger Agreement and to tender the Shares they hold pursuant to and in accordance with the Tender Offer.

Mr. Lonstein and Mr. Wallach own, in the aggregate, approximately 6.47% of the outstanding Shares of the Company. Each of the Tender Agreements will terminate upon the earliest to occur of (i) the date and time that the Merger Agreement is terminated in accordance with its terms, (ii) the effective date of the Merger, or (iii) the date any amendment or change to the Merger Agreement is effected without the approval of the either Mr. Lonstein or Mr. Wallach, as applicable, which change or amendment (a) decreases the Offer Price or (b) materially and adversely affects Mr. Lonstein or Mr. Wallach, as the case may be.

The foregoing description of the Tender Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Tender Agreements, which are filed as Exhibits 99.1 and 99.2 hereto and are incorporated herein by reference. For similar reasons discussed above with respect to the representations and warranties contained in the Merger Agreement, no person should rely on the representations and warranties of the Tender Agreements as statements of factual information.

Additional Information

The tender offer described in this filing has not yet commenced, and this filing is neither an offer to purchase nor a solicitation of an offer to sell the Company's common stock. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE TENDER OFFER DESCRIBED IN THIS FILING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The tender offer statement will be filed by Wipro Limited (“Wipro”) with the Securities and Exchange Commission (“SEC”), and the solicitation/recommendation statement will be filed by the Company with the SEC. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed by the Company or Wipro with the SEC at the website maintained by the SEC at www.sec.gov. The tender offer statement and related materials, solicitation/recommendation statement, and such other documents may be obtained for free by directing such requests to Infocrossing, Inc., Investor Relations, 2 Christie Heights Street, Leonia, New Jersey 07605, (201) 840-4700.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of August 6, 2007, by and among Wipro Limited, Roxy Acquisition Corp. and Infocrossing, Inc.
99.1	Tender and Voting Agreement, dated as of August 6, 2007, between Wipro Limited, Roxy Acquisition Corp. and Mr. Zach Lonstein.
99.2	Tender and Voting Agreement, dated as of August 6, 2007, between Wipro Limited, Roxy Acquisition Corp. and Mr. Robert Wallach.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOCROSSING, INC.
By:	/s/ Nicholas J. Letizia
Name: Nicholas J. Letizia Title: Senior Vice President, General Counsel & Secretary

Date: August 8, 2007

INDEX OF EXHIBITS

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of August 6, 2007, by and among Wipro Limited, Roxy Acquisition Corp. and Infocrossing, Inc.
99.1	Tender and Voting Agreement, dated as of August 6, 2007, between Wipro Limited, Roxy Acquisition Corp. and Mr. Zach Lonstein.
99.2	Tender and Voting Agreement, dated as of August 6, 2007, between Wipro Limited, Roxy Acquisition Corp. and Mr. Robert Wallach.